UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 23, 2005

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Previously, the board of directors of The Wet Seal, Inc. (the “Company”) adopted a code of ethics (the “Code of Conduct”) and a Corporate Policy and Procedure on Insider Trading and Disclosure of Information to the Public for Employees of The Wet Seal, Inc. (the “Policy”), which is incorporated into the Code of Conduct, and which applies to the employees, directors and officers of the Company.

On December 23, 2005, the board of directors of the Company approved a revised Policy which, among other non-material changes, (i) reflects the black-out periods adopted by the board of directors of the Company, (ii) specifies the Chief Financial Officer as the designated Company contact person under the Policy and (iii) permits employees, directors and officers to implement pre-arranged trading plans when they are not in possession of material nonpublic information. The revised Policy became effective as of the date of approval by the board of directors of the Company.

The foregoing description of the modifications to the Policy is qualified in its entirety by the full text of the Policy, which can be accessed on the Company’s website located at www.wetsealinc.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date:	December 29, 2005	By:	/s/ John J. Luttrell
		Name:	John J. Luttrell
		Title:	Chief Financial Officer and Executive Vice President